Exhibit 21.01

LIST OF SUBSIDIARIES OF KANA SOFTWARE, INC.

BROADBASE SOFTWARE, INC. (DELAWARE)

FOUNDATION CV (NETHERLANDS, RESIDENT IN BARBADOS)

KANA SOFTWARE PTY LTD. (AUSTRALIA)

KANA SOFTWARE AUSTRIA GmbH (AUSTRIA)

KANA SOFTWARE B.V. (NETHERLANDS)

KANA SOFTWARE HONG KONG LIMITED (HONG KONG)

KANA SOFTWARE BVBA (BELGIUM)

KANA SOFTWARE CANADA INC. (CANADA)

KANA SOFTWARE GmbH (GERMANY)

KANA SOFTWARE INDIA (INDIA)

KANA SOFTWARE IRELAND LTD. (IRELAND)

KANA SOFTWARE KK (JAPAN)

KANA SOFTWARE LTD. (UNITED KINGDOM)